Substitute Power of Attorney
Pursuant to written powers of attorney (each a Power of Attorney) by the individuals listed below and the Substitute Power of Attorney from Maryanne R. Lavan dated June 27, 2023 (the Stevens Substitute Power of Attorney), the undersigned, John E. Stevens, has been constituted and appointed the lawful substitute attorney-in-fact and agent of the individuals, with full power of substitution, to execute and file documents with the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act and Rule 144 of
  the Securities Act of 1933, with respect to equity securities of Lockheed Martin Corporation and with such further powers as specified in each Power of Attorney and the Stevens Substitute Power of Attorney.
Individual
Date of Power of Attorney
David B. Burritt
January 24, 2020
Timothy S. Cahill
September 30, 2022
Bruce A. Carlson
January 24, 2020
John M. Donovan
October 26, 2021
Joseph F. Dunford, Jr.
February 10, 2020
Thomas J. Falk
January 24, 2020
Stephanie C. Hill
June 11, 2020
Vicki A. Hollub
January 24, 2020
Jeh C. Johnson
January 15, 2020
Maryanne R. Lavan
January 16, 2020
Robert M. Lightfoot, Jr.
December 15, 2021
Jesus Malave
February 2, 2022
H. Edward Paul III
June 6, 2022
Debra L. Reed-Klages
November 1, 2019
Frank A. St. John
January 16, 2020
James D. Taiclet
January 24, 2020
Gregory M. Ulmer
November 29, 2020
Patricia E. Yarrington
June 3, 2021

In accordance with the authority granted under each Power of Attorney and the Stevens Substitute Power of Attorney, including the power of substitution, the undersigned hereby appoints Lynda M. Noggle and Peter L. Trentman as substitute attorneys-in-fact, on behalf of the individuals listed above, with no power of substitution, to exercise and execute all of the powers granted or conferred to the undersigned in each Power of Attorney and the Stevens Substitute Power of Attorney with the exception of the power of substitution.
For the avoidance of doubt, the foregoing appointment shall not serve as a revocation of the powers granted to the undersigned himself in each Power of Attorney and the Stevens Substitute Power of Attorney.
This Substitute Power of Attorney shall remain in full force and effect unless and until revoked by the undersigned.
IN WITNESS WHEREOF, the undersigned has caused this Substitute Power of Attorney to be executed as of July 25, 2024.


Signature:
Name: John E. Stevens